As filed with the Securities and Exchange Commission on July 3, 1996
                                                            Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         ------------------------------

                                WFS FINANCIAL INC

                              --------------------
               (Exact Name of Registrant as Specified in Charter)

                 CALIFORNIA                                     33-0291646
(Jurisdiction of Incorporation or Organization)    (I.R.S. Employer Identification Number)

                                 23 PASTEUR ROAD
                          IRVINE, CALIFORNIA 92713-9762
                    (Address of Principal Executive Offices)

                             1996 STOCK OPTION PLAN
                            (Full title of the Plan)

                              Harriet Burns Feller
                                 General Counsel
                                WFS Financial Inc
                                 23 Pasteur Road
                          Irvine, California 92713-9762
                                 (714) 753-3000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                          Copies of communications to:

                              Andrew E. Katz, Esq.
                        Mitchell, Silberberg & Knupp LLP
                          11377 West Olympic Boulevard
                       Los Angeles, California 90064-1683
                                 (310) 312-3738

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                  Title of Each                                                 Proposed            Proposed
                    Class of                                                     Maximum             Maximum
                   Securities                             Amount                Offering            Aggregate           Amount of
                      to be                                to be                  Price             Offering          Registration
                   Registered                           Registered              Per Share             Price                Fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, Without Par Value                           500,000               $21.75(1)        $10,875,000(1)         $3,750(1)
==================================================================================================================================

(1) Computed pursuant to Rules 457(c) and 457(h)(1) based on the average of the high ($22.50) and low ($21.00) sales price of the Common Stock as reported on the Nasdaq National Market on June 28, 1996, the date Options pursuant to the 1996 Stock Option Plan were granted.

================================================================================

                              AVAILABLE INFORMATION

         WFS Financial Inc (the "Company" or the "Registrant") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Registrant's Common Stock is included for quotation in the National Association of Securities Dealers Automated Quotations National Market System ("Nasdaq National Market") and such reports, proxy statements and other information should be available for inspection and copying at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006. In addition, certain of such materials are also available through the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Registrant pursuant to the Exchange Act are incorporated by reference in this Registration
Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

         2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

         3. All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph 1, above.

         4.       The description of the Registrant's Common Stock contained in
Item 9 of the Registrant's Amendment No. 3 to registration statement on Form S-1 filed with the Commission on August 4, 1995 (Registration No. 33-93068), including any amendment filed for the purpose of updating such description.

         All documents and other reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 204 of the California General Corporation Law (the "GCL") permits a corporation to eliminate or limit a director's personal liability for monetary damages in actions brought by or in the right of the corporation for breach of the director's duties to the corporation or its shareholders. Section 204 of the GCL, however, does not protect a director from liability in any action filed by a shareholder individually or on behalf of a class of shareholders for injury to his or their interests as shareholders. Liabilities arising out of direct actions by competitors, former employees, creditors, governmental agencies and other third parties are also not covered.

         Section 204 of the GCL excludes from the general rule the following specified types of conduct against which liability protection may not be given:
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) transactions from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to as abdication of the director's duties to the corporation or its shareholders, (vi) transactions between the corporation and a director or between corporations having interrelated directors, and (vii) improper distributions, loans and guarantees. Section 204 does not apply to officers in their capacities as such, even if they are also directors.

         Section 317 of the GCL empowers a corporation, in its discretion, to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the nature of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, provided that the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made (i) with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation (unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for expenses, and then only for such expenses which the court shall deem proper) or (ii) for expenses incurred or amounts paid with respect to an action which is settled or disposed of without court approval. Section 317 further provides that to the extent a director or officer of a corporation has been successful on the merits in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Section 317 further provides that a corporation may indemnify its officers and directors in excess of the statutory provisions if authorized by its articles of incorporation.

         The Articles of Incorporation and Bylaws of the Company provide for indemnification of agents to the fullest extent permitted by law.

                                    EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on July 2, 1996.

                                 WFS FINANCIAL INC

                                 By:  /s/ Ernest S. Rady
                                      _________________________________________
                                      Ernest S. Rady, Chairman of the Board and
                                      Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Ernest S. Rady, Joy Schaefer, Lee A. Whatcott and Harriet Burns Feller, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signatures                                    Title                                            Date
           ----------                                    -----                                            ----
/s/      Ernest S. Rady             Chairman of the Board and Chief Executive Officer                July 2, 1996
- ---------------------------------
         Ernest S. Rady

/s/       Joy Schaefer              Vice Chairman, Director, President and Chief                     July 2, 1996
- ---------------------------------
          Joy Schaefer              Operating Officer

/s/      James R. Dowlan            Vice Chairman, Director and Senior Executive Vice                July 2, 1996
- ---------------------------------
         James R. Dowlan            President

                                    Vice Chairman and Director                                       July ___, 1996
- ---------------------------------
         Howard C. Reese

/s/        W. Lee Thyer             Director and Senior Executive Vice President                     July 2, 1996
- ---------------------------------
           W. Lee Thyer

                                    Director                                                         July ___, 1996
- ---------------------------------
         Bernard E. Fipp

                                    Director                                                         July ___, 1996
- ---------------------------------
         Duane A. Nelles

/s/    Robert S. Waligore           Director                                                         July 1, 1996
- ---------------------------------
       Robert S. Waligore

/s/      Lee A. Whatcott            Senior Vice President (Principal Financial and                   July 1, 1996
- ---------------------------------
         Lee A. Whatcott            Accounting Officer) and Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibit
  No.            Exhibit
- -------          -------
4.1              1996 Stock Option Plan

4.2              Form of Incentive Stock Option Agreement

4.3              Form of Non-Qualified Stock Option Agreement

5                Opinion of Mitchell, Silberberg & Knupp LLP re: legality

23.1             Consent of Mitchell, Silberberg & Knupp LLP (included in its opinion contained in Exhibit 5)

23.2             Consent of Ernst & Young LLP

23.3             Power of Attorney (included on signature pages of this registration statement)





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